As filed with the Securities and Exchange Commission on February 9, 2009.

Registration No. 333-____

        UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

___________________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

        LCNB CORP.

(Exact name of registrant as specified in its charter)

OHIO	6022	31-1626393
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification No.)

2 North Broadway

Lebanon, Ohio 45036

                            (513) 932-1414

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Stephen P. Wilson

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

                            (513) 932-1414

(Address, including zip Code, and telephone number,

including area code, of agent for service)

Copies to:

Susan B. Zaunbrecher, Esq. Dinsmore & Shohl LLP 255 E. Fifth Street, Suite 1900 Cincinnati, Ohio 45202

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate price	Amount of registration fee
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	13,400	$1,000.00 (1)	$13,400,000	$527
Warrant to Purchase Common Stock, and Underlying shares of Common Stock, no par value (2)	217,063	$9.26 (3)	$2,010,003	$79

_______________________________

(1)

Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)

In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (i) a warrant for the purchase of 217,063 shares of common stock of LCNB Corp. with an initial exercise price of $9.26 per share, (ii) the 217,063 shares of common stock of LCNB Corp. issuable upon exercise of such warrant, and (iii) such additional number of shares of common stock of LCNB Corp., of a currently indeterminable amount as may from time to time become issuable by reason stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant which shares of common stock are registered hereunder pursuant to Rule 516.

(3)

Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $9.26.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

____________________________________________

_____________________________

LCNB CORP.

PROSPECTUS

for the issuance of

13,400 Fixed Rate Cumulative Perpetual Preferred Stock, Series A

And a Warrant to Purchase 217,063 Common Shares of

LCNB Corp.

_____________________________

This prospectus relates to the potential resale from time to time by selling security holders of some or all of the shares of LCNB Corp.’s (“LCNB” or the “Company”) Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Senior Preferred Stock”), a warrant to purchase up to 217,063 shares of LCNB’s common stock (the “Warrant”), and any shares of LCNB’s common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, the Senior Preferred Stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, are referred to as the “Securities.”

The Senior Preferred Stock and the Warrant were issued and sold to the U.S. Department of the Treasury on January 9, 2009, pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement—Standard Terms, between the Company and the U.S. Department of the Treasury (“Treasury” or the “Initial Selling Security Holder”).

The Initial Selling Security Holder and its successors, including transferees (collectively, the “Selling Security Holders”), may offer the Securities from time to time directly or through underwriters, brokers-dealers or agents in one or more public or private transactions at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these Securities are sold through underwriters, broker-dealers or agents, the Selling Security Holders will be responsible for underwriting discounts or commissions or agents’ commissions.

The registration of the Securities does not necessarily mean that any of the Securities will be sold by the Selling Security Holders. The Company will not receive any cash proceeds if the Securities are sold.

The Senior Preferred Stock is not listed on any exchange and, unless requested by the Initial Selling Security Holder, the Company does not intend to list the Senior Preferred Stock on any exchange.

The Company’s common stock is listed on the OTC Bulletin Board (“OTCBB”) under the symbol “LCNB.” On February 6, 2009, the closing price for the common stock was $8.80.

This prospectus provides detailed information about the offered Securities.  We encourage you to read this entire document carefully.

An investment in the common shares of LCNB involves certain risks.  For a discussion of these risks, see “Risk factors” beginning on page 2 of this document, as well as in supplements to this prospectus.

The Securities are not deposits of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Securities or determined if this prospectus, or any accompanying prospectus supplement, is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated February 9, 2009.

Additional information

This prospectus is part of a registration statement that the Company filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, the Selling Security Holders may, from time to time, sell the Securities described in this prospectus in one or more offerings. Additionally, under the shelf registration process, the Company may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more Selling Security Holders. Any such prospectus supplement will be attached to this prospectus. Such prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus is a part of a registration statement on Form S-3 which LCNB has filed with the SEC under the Securities Act with respect to the offered Securities.  As such, this prospectus incorporates important business and financial information about LCNB that is not included in or delivered with this prospectus.  You can obtain LCNB’s documents that LCNB has filed with or furnished to the Securities and Exchange Commission but have not been included in or delivered with this prospectus without charge by requesting them in writing or by telephone from LCNB at the following address:

LCNB Corp.

2 North Broadway

Lebanon, Ohio 45036

Attn: Stephen P. Wilson

(513) 932-1414

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

See “Where You Can Find More Information” on page 3.

TABLE OF CONTENTS

Prospectus Summary

1

Risk Factors

2

Cautionary Note Regarding Forward-Looking Statements

2

Where you can find more information

3

About LCNB

4

Ratios of Earnings to Fixed Charges and Preferred Dividends

5

Description of Capital Stock and Securities

6

LCNB Capital Stock

6

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

6

Ranking

6

Dividend and Repurchase Rights

6

Redemption

7

Conversion

7

Rights Upon Liquidation

7

Voting

8

Warrant to Purchase Common Stock

8

Exercise

8

Anti-Dilution

8

Term

9

Transferability and Registration Rights

9

Voting

9

Reduction

9

Substitution

9

Common Stock

9

General

9

Dividends

10

Transfer Agent

10

Anti-Takeover Statutes

10

Use of Proceeds

11

Plan of Distribution

11

Selling Security Holders

12

Legal Matters

13

Experts

13

PART II

II-1

INFORMATION NOT INCLUDED IN PROSPECTUS

II-1

SIGNATURES AND POWER OF ATTORNEY

II-7

INDEX TO EXHIBITS

II-9

i

Prospectus Summary

This summary highlights selected information from this prospectus.  It does not contain all of the information that may be important to you.  You should read carefully this entire document and the other documents to which we refer.  To obtain more information, see “Where you can find more information” on page 3.  Page references are included in this summary to direct you to a more complete description of topics discussed in this document.

LCNB Corp. (“LCNB”), an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiaries, LCNB National Bank (the “Bank”) and Dakin Insurance Agency, Inc. (“Dakin”), LCNB is engaged in the commercial banking and insurance agency businesses.

The predecessor of LCNB, the Bank, was formed as a national banking association in 1877.  On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB.  The Bank’s main office is located in Warren County, Ohio and 25 branch offices are located in Warren, Butler, Clinton, Clermont, Montgomery and Hamilton Counties, Ohio.  In addition, the Bank operates 28 automated teller machines (“ATMs”) in its market area.

The Bank is a full service community bank offering a wide range of commercial and personal banking services.  Deposit services include checking accounts, NOW accounts, savings accounts, Christmas and vacation savings accounts, money market deposit accounts, Classic 50 accounts (a Senior Citizen program), individual retirement accounts, and certificates of deposit.  Deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”).

At December 31, 2008, LCNB had 211 full-time and 66 part-time employees, total assets of $649,731,000, total loans of $453,811,000, total deposits of $577,622,000, and total shareholders’ equity of $58,116,000.  LCNB common shares are traded on The OTC Bulletin Board (“OTCBB”) under the symbol “LCNB.”

On January 9, 2009, LCNB entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (the “CPP Agreement”) with the U.S. Department of the Treasury pursuant to which LCNB agreed to issue and sell, and Treasury agreed to purchase, (i) 13,400 shares of LCNB’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year Warrant to purchase up to 217,063 shares of LCNB’s common stock, no par value per share, at an initial exercise price of $9.26 per share. The Warrant was immediately exercisable upon its issuance and will expire on January 9, 2019.

LCNB is registering the shares of the Senior Preferred Stock and the Warrant sold to Treasury pursuant to the transaction described above and elsewhere in this prospectus, as well as shares of LCNB common stock to be issued upon the exercise of the Warrant. LCNB has filed with the SEC a Registration Statement on Form S-3 with respect to the Securities offered under this prospectus.

Risk Factors

Before making an investment decision, you should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in LCNB’s most recent Annual Report on Form 10-K, and in LCNB’s updates to those risk factors in its Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. LCNB’s business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of its securities could decline due to any of these risks, and you may lose all or part of your investment.

Cautionary Note Regarding Forward-Looking Statements

Certain matters disclosed herein may be deemed to be forward-looking statements that involve risks and uncertainties.  Forward looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words and their derivatives such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of LCNB and its management about future events.  Factors that could influence the accuracy of such forward looking statements include, but are not limited to, regulatory policy changes, interest rate fluctuations, loan demand, loan delinquencies and losses, general economic conditions and other risks.

You should understand that these factors, in addition to those discussed elsewhere in this document and in documents that have been incorporated by reference, could affect the future results of LCNB and could cause those results to be substantially different from those expressed in any forward-looking statements. Such forward-looking statements represent management’s judgment as of the current date. Actual strategies and results in future time periods may differ materially from those currently expected. LCNB does not undertake any obligation to update any forward-looking statement to reflect events or circumstances arising after the date of this document.  LCNB intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Where you can find more information

LCNB has filed with the SEC a Registration Statement on Form S-3 under the Securities Act for the Securities offered under this prospectus.  This prospectus is a part of the Registration Statement on Form S-3.  The rules and regulations of the SEC permit LCNB to omit from this document information, exhibits and undertakings that are contained in the Registration Statement on Form S-3.

In addition, LCNB files reports, proxy statements and other information with the SEC under the Exchange Act.  You can read and copy the Registration Statement and its exhibits, as well as the reports, proxy statements and other information filed with the SEC by LCNB, at the following location:

Securities and Exchange Commission’s Public Reference Room

450 Fifth Street, N.W.

Washington, D.C. 20549

Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-SEC-0330.  LCNB is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the following Web address: (http://www.sec.gov).  Reports of LCNB can also be found on LCNB’s website (http://www.lcnb.com).

The SEC allows LCNB to “incorporate by reference” into this prospectus, which means that LCNB can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus.  You should read the information relating to LCNB contained in this prospectus and the information in the documents incorporated by reference.

This document incorporates by reference the description of LCNB common stock contained in LCNB’s registration statement on Form S-4 filed on January 21, 1999, including any amendment or reports filed for the purpose of updating such description, the documents listed below that LCNB has previously filed with the SEC and any future filings made by it with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Commission Filings (File No. 000-26121)	Period/Date
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 31, June 30 and September 30, 2008
Current Reports on Form 8-K	Filed/furnished on January 3, January 28, April 18, April 22, July 15, August 14, and October 16, 2008 and January 9 and January 30, 2009
Definitive Proxy Statement for the 2008 Annual Meeting of Shareholders of LCNB	Filed on March 5, 2008

You can receive the documents incorporated by reference (without exhibits, unless the exhibits are specifically incorporated by reference into this prospectus) without charge by calling or writing the following person:

LCNB Corp. 2 North Broadway Lebanon, Ohio 45036 Attention: Stephen P. Wilson (513) 932-1414

You may also obtain copies of the documents from the Securities and Exchange Commission through its website at the address provided above.

About LCNB

LCNB Corp. (“LCNB”), an Ohio corporation formed in December, 1998, is a financial holding company headquartered in Lebanon, Ohio.  Through its subsidiaries, LCNB National Bank (the “Bank”) and Dakin Insurance Agency, Inc. (“Dakin”), LCNB is engaged in the commercial banking and insurance agency businesses.

The predecessor of LCNB, the Bank, was formed as a national banking association in 1877.  On May 19, 1999, the Bank became a wholly-owned subsidiary of LCNB.  The Bank’s main office is located in Warren County, Ohio and 25 branch offices are located in Warren, Butler, Clinton, Clermont, Montgomery and Hamilton Counties, Ohio.  In addition, the Bank operates 28 automated teller machines (“ATMs”) in its market area.

The Bank is a full service community bank offering a wide range of commercial and personal banking services.  Deposit services include checking accounts, NOW accounts, savings accounts, Christmas and vacation savings accounts, money market deposit accounts, Classic 50 accounts (a Senior Citizen program), individual retirement accounts, and certificates of deposit.  Deposits of the Bank are insured up to applicable limits by the Deposit Insurance Fund, which is administered by the Federal Deposit Insurance Corporation (the “FDIC”).

Loan products offered include commercial loans, commercial and residential real estate loans, construction loans, various types of consumer loans, and Small Business Administration loans.  The Bank’s residential mortgage lending activities consist primarily of loans for purchasing or refinancing personal residences, home equity lines of credit, and loans for commercial or consumer purposes secured by residential mortgages.  Consumer lending activities include automobile, boat, home improvement and personal loans.  The Bank also offers indirect financing through various automotive, boat, and lawn and garden dealers.

The Trust and Investment Management Division of the Bank performs complete trust administrative functions and offers agency and trust services, retirement savings products, and mutual fund investment products to individuals, partnerships, corporations, institutions and municipalities.

Security brokerage services are offered by the Bank through arrangements with UVEST Financial Services, Inc., a registered broker/dealer.  Licensed brokers offer a full range of investment services and products, including financial needs analysis, mutual funds, securities trading, annuities, and life insurance.

Other services offered include safe deposit boxes, night depositories, U.S. savings bonds, travelers’ checks, money orders, cashier’s checks, bank-by-mail, ATMs, cash and transaction services, debit cards, wire transfers, electronic funds transfer, utility bill collections, notary public service, personal computer based cash management services, 24 hour telephone banking, PC Internet banking, and other services tailored for both individuals and businesses.

The Bank is not dependent upon any one significant customer or specific industry.  Business is not seasonal to any material degree.

The address of the main office of the Bank is 2 North Broadway, Lebanon, Ohio 45036; telephone (513) 932-1414.  Its primary market area encompasses all of Butler, Warren, and Clinton Counties and portions of Clermont, Hamilton, and Montgomery Counties.

Dakin, an Ohio corporation, has been an independent insurance agency in Lebanon, Ohio since 1876.  It was acquired by LCNB on April 11, 2000.  Its primary office is at 24 East Mulberry Street, Lebanon, Ohio 45036; telephone (513) 932-4010.  Dakin maintains additional offices in the Bank’s Maineville, Mason, and Loveland offices.  Dakin is engaged in selling and servicing personal and commercial insurance products and annuity products and is regulated by the Ohio Department of Insurance.

On May 31, 2006, Dakin purchased the existing book of business of Altemeier Oliver & Company Agency, Inc. (“AOC”), an independent insurance agency located in Blue Ash, Ohio.  The acquired assets consisted solely of a customer list, an intangible asset.

At December 31, 2008, LCNB had 211 full-time and 66 part-time employees, total assets of $649,731,000, total loans of $453,811,000, total deposits of $577,622,000, and total shareholders’ equity of $58,116,000.  LCNB common shares are traded on The OTC Bulletin Board (“OTCBB”) under the symbol “LCNB.”

Ratios of Earnings to Fixed Charges and Preferred Dividends

The following table shows the ratios of earnings to fixed charges for LCNB on a consolidated basis for the periods indicated:

Ratio of Earnings to Fixed Charges
LCNB Corp.

	2008	2007	2006	2005	2004
Earnings:
Income before income taxes	8,828,000	7,889,000	8,679,000	8,945,000	9,046,000

Fixed Charges:
Interest on deposits	13,145,000	13,445,000	12,113,000	8,865,000	7,157,000
Interest on borrowings & long-term debt	276,000	393,000	120,000	167,000	211,000
Rent expense interest factor *	0	0	0	0	0

Total fixed charges, including interest on deposits	13,421,000	13,838,000	12,233,000	9,032,000	7,368,000
Total fixed charges, excluding interest on deposits	276,000	393,000	120,000	167,000	211,000

Ratio of earnings to fixed charges:
Including interest on deposits	1.6578	1.5701	1.7095	1.9904	2.2277
Excluding interest on deposits	32.9855	21.0738	73.3250	54.5629	43.8720

* All of LCNB Corp.'s leases are operating, none are capitalized.

Prior to January 9, 2009, LCNB had no shares of preferred stock outstanding.  Consequently, the ratios of earnings to fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.

Description of Capital Stock and Securities

LCNB Capital Stock

The authorized capital stock of LCNB presently consists of 8,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of January 9, 2009, 7,445,514 shares (includes 758,282 treasury shares held by the Company) of LCNB’s common stock were issued and outstanding and 49,132 shares were issuable upon exercise of outstanding stock options.  Currently, there are no shares reserved for future issuance under stock option plans and unvested shares of restricted stock. As of January 9, 2009, 13,400 shares of preferred stock were outstanding. The description of LCNB’s capital stock set forth below is only a summary. The full terms of the capital stock are set forth in Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to the registration statement of which this prospectus is a part and incorporated by reference herein.

The remaining 986,600 authorized but unissued shares of preferred stock are “blank check” preferred stock, meaning the rights and restrictions of such preferred stock are determined by the board of directors of LCNB. Under the LCNB’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), the board of directors of LCNB has the authority, without any further shareholder vote or action, to issue the remaining preferred stock in one or more series and to fix, determine or amend the relative rights and preferences of any series so established, within the limitations set forth by the Ohio Revised Code, relating to the powers, designations, rights, preferences, and restrictions thereof.

The following is a summary of the general terms of the Securities being registered in the registration statement of which this prospectus is a part.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

LCNB has designated 13,400 shares of preferred stock as “Fixed Rate Cumulative Preferred Stock, Series A” (the “Senior Preferred Stock”).  The shares so designated were issued to the U.S. Department of the Treasury on January 9, 2009, pursuant to Treasury’s Troubled Assets Relief Program Capital Purchase Program (“CPP”).

The following is a brief description of the terms of the Senior Preferred Stock that may be resold by the Selling Security Holders.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to LCNB’s Articles of Incorporation, including the Certificate of Amendment to the Articles of Incorporation with respect to the Senior Preferred Stock, that have been filed with the SEC and are also available upon request from LCNB.

Ranking

The Senior Preferred Stock ranks senior to LCNB’s common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Dividend and Repurchase Rights

Holders of shares of Senior Preferred Stock are entitled to receive, if, as and when declared by the Company’s board of directors out of funds legally available therefor, cumulative dividends on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter.  Dividends will be payable on the 15th day of February, May, August and November of each year. If LCNB determines not to pay any dividend, or a full dividend, with respect to the Senior Preferred Stock, LCNB must provide written notice to the holders of the Senior Preferred Stock prior to the applicable dividend payment date.  Unpaid dividends are compounded (i.e., dividends are paid on the amount of unpaid dividends). The Senior Preferred Stock has no maturity date and ranks senior to LCNB’s common stock with respect to the payment of dividends and distributions.

As long as any share of the Senior Preferred Stock remains outstanding, LCNB will not be able to pay dividends on any common stock shares or any preferred shares ranking pari passu with the Senior Preferred Stock, unless all accrued and unpaid dividends on the Senior Preferred Stock for all prior dividend periods have been paid in full, or are contemporaneously declared and paid in full.

Until the earlier of January 9, 2012 (the third anniversary of Treasury’s investment) or the date on which Treasury has transferred all of the Senior Preferred Stock to unaffiliated third parties or such stock is redeemed in full, the consent of Treasury will be required for LCNB to (i) increase the amount of cash dividends on its common stock, although Treasury’s consent is not required where dividends on common stock are payable solely in shares of LCNB common stock, and (ii) repurchase any LCNB common stock or other capital stock or other equity securities of LCNB or any trust preferred securities, other than repurchases of the Senior Preferred Stock and share repurchases in connection with any employee benefit plan in the ordinary course of business consistent with past practice.

For so long as Treasury continues to own any Senior Preferred Stock, LCNB may not repurchase any shares of Senior Preferred Stock from any other holder of such shares unless it offers to repurchase a ratable potion of the Senior Preferred Stock then held by Treasury on the same terms and conditions.

Redemption

Subject to the approval of the Office of the Comptroller of the Currency, the Senior Preferred Stock is redeemable at the Company’s option at 100 percent of the liquidation preference; provided, however, that the Senior Preferred Stock may be redeemed prior to the first dividend payment date falling after January 9, 2012, the third anniversary of the issue date, only if:

•

LCNB has raised aggregate gross proceeds in one or more qualified equity offerings of Tier 1 qualifying perpetual preferred stock or common stock for cash in excess of $3,350,000, which equals 25 percent of the aggregate liquidation preference of the Senior Preferred Stock on the date of issuance; and

•

the aggregate redemption price does not exceed the aggregate net cash proceeds received by LCNB from such qualified equity offerings.

After January 9, 2012, LCNB may redeem the Senior Preferred Stock, in whole or in part, at any time and from time to time, at its option. All redemptions must be at 100 percent of the issue price plus any accrued and unpaid dividends, and will be subject to the approval of the Office of the Comptroller of the Currency.

Conversion

Shares of Senior Preferred Stock are not convertible.

Rights Upon Liquidation

In the event that LCNB voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of the Senior Preferred Stock will be entitled to receive an amount per share equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment.  The Senior Preferred Stock ranks senior to LCNB’s common stock with respect to amounts payable upon LCNB’s liquidation, dissolution and winding up, and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Voting

The Senior Preferred Stock is non-voting, other than class voting rights on:

•

any authorization or issuance of shares ranking senior to the Senior Preferred Stock;

•

any amendment to the rights, privileges or voting powers of the Senior Preferred Stock; or

•

any merger, exchange or similar transaction which would adversely affect the rights, privileges or voting powers of the Senior Preferred Stock.

Additionally, if dividends on the Senior Preferred Stock are not paid in full for six quarterly dividend periods, whether or not consecutive, the authorized number of directors then constituting LCNB’s Board of Directors shall automatically be increased by two, and the holders of the Senior Preferred Stock will have the right to elect two additional directors. The right to elect directors ends when full dividends have been paid for four consecutive dividend periods.  Upon termination of the right of the holders of the Senior Preferred Stock to vote for the additional directors, as described above, the additional directors so elected will immediately cease to be qualified as directors, their term of office shall terminate immediately, and the number of authorized directors of LCNB will be reduced by the number of directors that the holders of the Senior Preferred Stock had been entitled to elect.

Warrant to Purchase Common Stock

The Warrant was issued by LCNB to the U.S. Department of the Treasury pursuant to the CPP.  The Warrant grants the holder the right to purchase up to 217,063 shares of LCNB’s common stock, no par value per share. The following is a brief description of the principal terms of the Warrant issued to Treasury and that may be resold by the Selling Security Holders.  This does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC, and is also available from LCNB upon request.

Exercise

The Warrant is immediately exercisable, in whole or in part, and the initial exercise price is $9.26 per share.  The Warrant may be exercised at any time on or before January 9, 2019 by surrender of the Warrant, delivery of a completed notice of exercise attached as an annex to the Warrant, and the payment of the exercise price for the shares of LCNB common stock for which the Warrant is being exercised.

Anti-Dilution

The exercise price of the Warrant automatically adjusts to the number of shares and the exercise price necessary to protect Treasury’s position upon the following events:

•

stock splits, stock dividends, subdivisions, reclassifications or combinations of LCNB’s common stock;

•

until January 9, 2012, issuance of LCNB’s common stock for consideration (or having a conversion price per share) of less than 90 percent of the then current market value, except for issuances in connection with benefit plans, business acquisitions and public offerings;

•

a determination by the board of directors of the Company to make an adjustment to the anti-dilution provisions as is reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the Warrant holders.

Term

The term of the Warrant is 10 years.

Transferability and Registration Rights

The Initial Selling Security Holder may not transfer any portion of the Warrant with respect to more than one half of the initial Warrant shares until the earlier of the date on which LCNB has received aggregate gross proceeds from a qualified equity offering of at least $13,400,000 or December 31, 2009.

Voting

Treasury, the initial holder of the Warrant, has agreed not to exercise voting power with respect to any shares of LCNB’s common stock issued upon exercise of the Warrant.

Reduction

In the event that LCNB conducts one or more qualified equity offerings of Tier 1 qualifying perpetual preferred stock or common stock for cash on or prior to December 31, 2009 in which it receives aggregate gross proceeds of not less than $13,400,000, which is equal to 100 percent of the aggregate liquidation preference of the Senior Preferred Stock, the number of shares of common stock underlying the Warrant then held by Treasury will be reduced by one half of the original number of shares.

Substitution

In the event LCNB’s common stock is no longer listed or traded on a national securities exchange or securities association, the Warrant will be exchangeable, at the option of Treasury, for senior debt or another economic instrument or security issued by LCNB such that Treasury is appropriately compensated for the value of the Warrant, as determined by Treasury.

Common Stock

The following is a brief description of LCNB’s common stock.  The summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to applicable provisions of the Ohio General Corporate Law, as amended, LCNB’s Articles of Incorporation, and LCNB’s Code of Regulations (the “Regulations”), copies of which have been filed with the SEC and are also available upon request from LCNB, as well as the description of LCNB’s common stock contained in LCNB’s registration statement on Form S-4 filed on January 21, 1999, including any amendment or reports filed for the purpose of updating such description, and any future filings made by LCNB with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

General

The holders of LCNB’s common stock have one vote per share on all matters submitted to a vote of the shareholders. The holders of LCNB’s  common stock have cumulative voting rights for the election of directors, provided that proper notice of the intent to exercise such cumulative voting rights is given to LCNB in accordance with Ohio General Corporate Law.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferences that may be applicable to any outstanding series of preferred stock.  In the event of a liquidation, dissolution or winding up of LCNB, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of shares of LCNB’s common stock have no preemptive, redemption, or conversion rights.

Dividends

The holders of LCNB’s common stock are entitled to receive dividends declared by the LCNB’s board of directors out of funds legally available therefor.  The payment of dividends is subject to government regulation, in that regulatory authorities may prohibit banks and bank holding companies from paying dividends in a manner that would constitute an unsafe or unsound banking practice. In addition, a bank may not pay cash dividends if doing so would reduce the amount of its capital below that necessary to meet minimum regulatory capital requirements. State laws also limit a bank’s ability to pay dividends.  Accordingly, the dividend restrictions imposed on LCNB’s subsidiaries by statute or regulation effectively may limit the amount of dividends LCNB can pay.

Holders of preferred stock and debt securities, however, have a priority right to distributions and payment over LCNB’s common stock.  The dividend rights of holders of LCNB’s common stock are qualified and subject to the dividend rights of holders of LCNB’s outstanding preferred stock as described above.

Transfer Agent

The transfer agent and registrar for LCNB’s common stock is Registrar & Transfer Company.

Anti-Takeover Statutes

Certain Ohio laws make a change in control of LCNB more difficult, even if desired by the holders of the majority of the LCNB common shares.  Provided below is a summary of the Ohio anti-takeover statutes.

Ohio Control Share Acquisition Statute.  The Ohio Revised Code provides in Section 1701.831 that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed “control share acquisition.”  A control share acquisition is defined as any acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•

one-fifth or more, but less than one-third, of the voting power;

•

one-third or more, but less than a majority, of the voting power; or

•

a majority or more of the voting power.

Assuming compliance with the notice and information filing requirements, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer.  The control share acquisition statute does not apply to a corporation whose articles of incorporation or regulations so provide.  LCNB has not opted out of the application of the control share acquisition statute.

Ohio Merger Moratorium Statute.  Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an “issuing public corporation” and an “interested shareholder” for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholder attains 10% ownership.  An interested shareholder is a person who owns 10% or more of the shares of the corporation.  An issuing public corporation is defined as an Ohio corporation with 50 or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists.  Examples of transactions regulated by the merger moratorium provisions include mergers, consolidations, voluntary dissolutions, the disposition of assets and the transfer of shares.  After the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that:

•

the board of directors approves the transaction;

•

the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder; or

•

the business combination results in shareholders, other than the interested shareholder, receiving a fair price plus interest for their shares, as determined in accordance with the statute.

Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation.  LCNB has not opted out of the Ohio merger moratorium statute.

Preferred Stock Authorization. As noted above under “Description of Capital Stock and Securities,” LCNB’s board of directors, without shareholder approval, has the authority under LCNB’s Articles of Incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of LCNB or make removal of management more difficult.

Use of Proceeds

All of the Securities offered pursuant to this prospectus are being offered by the Selling Security Holders listed under “Selling Security Holders.”  LCNB will not receive any proceeds from any sale of the Securities by the Selling Security Holders.  In the event that LCNB receives any proceeds from the exercise of the Warrant, such proceeds will be used by LCNB for general corporate purposes.

Plan of Distribution

The Selling Security Holders and their successors, including their transferees, may sell all or a portion of the offered securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders or the purchasers of the Securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may also be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the Senior Preferred Stock or the common stock may be listed or quoted at the time of sale, including as of the date of this prospectus The OTC Bulletin Board in the case of the common stock;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•

through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any Securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the Securities or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume.  The Selling Security Holders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Senior Preferred Stock or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these Securities.

The aggregate proceeds to the Selling Security Holders from the sale of the Securities will be the purchase price of the Securities less discounts and concessions, if any.

In effecting sales, broker-dealers or agents engaged by the Selling Security Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Security Holders in amounts negotiated immediately prior to the sale.

In offering the Securities covered by this prospectus, the Selling Security Holders and any broker-dealers who execute sales for the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Security Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Security Holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the Securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities pursuant to this prospectus and to the activities of the Selling Security Holders. In addition, LCNB will make copies of this prospectus available to Selling Security Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

At the time a particular offer of Securities is made, if required, a prospectus supplement will set forth the number and type of Securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission allowed or reallowed or paid to any dealer and the proposed selling price to the public.

LCNB does not intend to apply for listing of the Senior Preferred Stock on any securities exchange or for inclusion of the Senior Preferred Stock in any automated quotation system unless requested by the Initial Selling Security Holder. No assurance can be given as to the liquidity of the trading market, if any, for the Senior Preferred Stock.

LCNB has agreed to indemnify the Selling Security Holders against certain liabilities, including certain liabilities under the Securities Act. LCNB has also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the Securities covered by this prospectus.

Selling Security Holders

On January 9, 2009, LCNB issued the Securities covered by this prospectus to the U.S. Department of the Treasury, which is the Initial Selling Security Holder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act and state securities laws. The Initial Selling Security Holder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the Securities they own. The Securities to be offered under this prospectus for the account of the Selling Security Holders consist of:

•

13,400 shares of Senior Preferred Stock, representing beneficial ownership of 100 percent of the Senior Preferred Stock outstanding as of the date of this prospectus;

•

a Warrant to purchase 217,063 shares of LCNB’s common stock; and

•

217,063 shares of LCNB’s common stock issuable upon exercise of the Warrant, which shares, if issued, would represent approximately 2.9 percent of LCNB’s common stock outstanding as of January 31, 2009.

For purposes of this prospectus, LCNB has assumed that, after the completion of the offering, none of the Securities covered by this prospectus will be held by the Selling Security Holders.

Beneficial ownership is determined in accordance with rules of the SEC and includes voting and investment power with respect to the Securities. To LCNB’s knowledge, the Initial Selling Security Holder has sole voting and investment power with respect to the Securities, subject to restrictions on exercise of voting rights on the Senior Preferred Stock and common stock issuable upon exercise of the Warrant as described in “Fixed Rate Cumulative Perpetual Preferred Stock, Series A” and “Warrant to Purchase Common Stock” above respectively.

LCNB does not know when or in what amounts the Selling Security Holders may offer the Securities for sale. The Selling Security Holders might not sell any or all of the Securities offered by this prospectus. Because the Selling Security Holders may offer all, some or none of the Securities pursuant to this offering, and because currently no sale of the Securities is subject to any agreements, arrangements or understandings, LCNB cannot estimate the number of the Securities that will be held by the Selling Security Holders after completion of the offering.

Other than with respect to the acquisition of the Securities, the Initial Selling Security Holder has not had a material relationship with LCNB.

Information about the Selling Security Holders may change over time and changed information will be set forth in one or more supplements to this prospectus if and when necessary.

Legal Matters

The validity of the Securities offered pursuant to this prospectus has been passed upon by Dinsmore & Shohl LLP.

Experts

The consolidated financial statements of LCNB included in LCNB’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of LCNB, which report is also included in the aforementioned Annual Report on Form 10-K, have been audited by J.D. Cloud & Co., L.L.P., an independent registered public accounting firm, as set forth in their reports thereon included in such Annual Report and incorporated into this prospectus by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information for the periods ended September 30, 2008 and 2007, June 30 2008 and 2007 and March 31, 2008 and 2007, incorporated by reference in this document, the independent registered public accounting firm has reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2008, June 30, 2008 and March 31, 2008, and incorporated by reference herein, state that they did not audit and they do not express opinions on that consolidated interim financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied.  The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because each report is not a “report” or a “part” of the registration statement prepared or certified by the independent registered public accounting firm within the meaning of Section 7 and 11 of the Securities Act.

PART II

INFORMATION NOT INCLUDED IN PROSPECTUS

Item 14.

Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses, other than the SEC registration fee, are estimated to be as follows:

SEC Registration Fee

$       606

Accounting fees and expenses

      2,000

Legal fees and expenses

      5,000

Miscellaneous

      2,000

Total

$    9,606

Item 15.

Indemnification of Directors and Officers.

(a)

Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code addresses indemnification by an Ohio corporation and provides as follows:

(E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to , expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

(i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

(6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b)

Code of Regulations of LCNB

The Code of Regulations of LCNB contains the following provisions with respect to the indemnification of directors and officers:

Article VII - Indemnification

The Corporation shall indemnify each director and each officer of the Corporation, and each person employed by the Corporation who serves at the written request of the Chairman or President of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted by Ohio law.  The term “officer” as used in this Article VII shall include the Chairman of the Board, the President, each Vice President, the Treasurer, the Secretary, the Controller, the Auditor, the Counsel and any other person who is specifically designated as an “officer” within the operation of this Article VII by action of the Board of Directors.  The Corporation may indemnify assistant officers, employees and others by action of the Board of Directors to the extent permitted by Ohio law.

(c)

Insurance

LCNB has purchased insurance coverage under policies that insure directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling LCNB pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.

Exhibits and Financial Statements Schedules

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Index To Exhibits.

Item 17.

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of Securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of Securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the Securities in the registration statement to which that prospectus relates, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the Securities:

The undersigned registrant undertakes that in a primary offering of Securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the Securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such Securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its Securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. That:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 434(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lebanon, State of Ohio, on February 9, 2009.

LCNB CORP.

By /s/Stephen P. Wilson

Stephen P. Wilson, CEO and Chairman

of Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen P. Wilson  or Steve P. Foster, or either of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity
/s/Stephen P. Wilson Stephen P. Wilson	February 9, 2009	Director, CEO and Chairman (Principal Executive Officer)
/s/Robert C. Haines II Robert C. Haines II	February 9, 2009	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/David S. Beckett David S. Beckett	February 9, 2009	Director
/s/Rick L. Blossom Rick L. Blossom	February 9, 2009	Director
/s/Spencer S. Cropper Spencer S. Cropper	February 9, 2009	Director
/s/Steve P. Foster Steve P. Foster	February 9, 2009	Director, President
/s/William H. Kaufman William H. Kaufman	February 9, 2009	Director
/s/George L. Leasure George L. Leasure	February 9, 2009	Director

/s/Joseph W. Schwarz Joseph W. Schwarz	February 9, 2009	Director
/s/Kathleen Porter Stolle Kathleen Porter Stolle	February 9, 2009	Director

LCNB CORP.

Registration Statement on Form S-3

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(i)).
4.2

Certificate of Amendment by Directors to the Amended and Restated Articles of Incorporation (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2009, Exhibit 3.1).

4.3	Code of Regulations of LCNB Corp. (incorporated herein by reference to Form 10-Q for the quarterly period ended March 31, 2005, Exhibit 3(ii)).
4.4

Letter Agreement, dated as of January 9, 2009, between the Registrant and the U.S. Department of the Treasury, which includes the Securities Purchase Agreement - Standard Terms (incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 9, 2009, Exhibit 10.1).

4.5

Warrant to Purchase Shares of Common Stock of the Registrant, dated January 9, 2009 (incorporated herein by reference  to the Registrant’s Current Report on Form 8-K filed on January 9, 2009, Exhibit 4.1).

5	Opinion of Dinsmore & Shohl LLP as to the legality of the shares to be registered (included herewith).
10.1	LCNB Corp. Ownership Incentive Plan (incorporated herein by reference to Registrant’s DEF 14A Proxy Statement pursuant to Section 14(a), dated March 15, 2002, Exhibit A).
10.2	Form of Option Grant Agreement under the LCNB Corp. Ownership Incentive Plan (incorporated herein by reference to Registrant’s 2005 Form 10-K, Exhibit 10.2).
12	Computation of Ratio of Earnings to Fixed Charges (included under “Ratios of Earnings to Fixed Charges and Preferred Dividends”).
23.1	Consent of J.D. Cloud & Co. L.L.P. (included herewith).
23.2	Consent of Dinsmore & Shohl LLP (included in Exhibit 5.1).
24	Power of Attorney (included on signature page).